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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated May 6, 1994, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statement file numbers 2-89399, 2-92778, 33-48762, 33-61646 and 33-61648.


                                                    /s/ Arthur Andersen & Co.



Grand Rapids, Michigan,
     June 16, 1994


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